CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                 Exhibit 23.1


All American Semiconductor, Inc.


We hereby consent to the incorporation in the Company's previously filed Registration Statements on Form S-8 (No. 033-75228 filed February 11,1994 and No. 333-58860 filed April 13, 2001) of our report dated March 5, 2004, relating to the consolidated financial statements of All American Semiconductor, Inc. and Subsidiaries included in this Form 10-K for the fiscal year ended December 31, 2003 and to the reference to our firm under the caption "Experts" in such Registration Statements.




/s/ LAZAR LEVINE & FELIX LLP
--------------------------------------
LAZAR LEVINE & FELIX LLP
New York, New York
March 30, 2004